UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2025

CALERES, INC.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2025, Caleres, Inc. (the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Tapestry, Inc., a Maryland corporation (“Seller”), pursuant to which the Company will acquire the Stuart Weitzman business for an aggregate purchase price of $105 million in cash, subject to certain adjustments in respect of cash, debt and working capital as provided for in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Company also purchased a representations and warranties insurance policy, under which it may seek coverage for breaches of Seller’s representations and warranties, subject to customary exclusions and retention amounts. Except with respect to claims of fraud, such representations and warranties insurance policy will be the sole recourse for breaches of Seller’s representations and warranties. With respect to certain other claims specified in the Purchase Agreement, the parties have agreed to customary indemnification provisions, subject to certain customary exclusions and caps. The Purchase Agreement also contains nonsolicitation and confidentiality provisions. The transaction is subject to the satisfaction or waiver of customary closing conditions. The parties will also enter into a customary transition services agreement pursuant to which the Seller will provide certain ongoing services for a specified period in support of the ongoing operations of the business.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included in this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Seller. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure

On February 19, 2025, the Company issued a press release (the “Press Release”) announcing the Stuart Weitzman acquisition pursuant to the Purchase Agreement described in Item 1.01 above. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number		Description
2.1	†	Sale and Purchase Agreement, dated February 16, 2025, by and between Caleres, Inc. and Tapestry, Inc.
99.1		Press Release Issued February 19, 2025, announcing the Stuart Weitzman acquisition.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

The Company has omitted the schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: February 19, 2025	/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary